Exhibit 99.1
AGILITI ANNOUNCES FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL-YEAR 2023
Eden Prairie, Minn. — (BUSINESS WIRE) — March 5, 2024 – Agiliti Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of healthcare technology management and service solutions to the healthcare industry, today announced its financial results for the fourth quarter and year ended December 31, 2023.
Fourth Quarter 2023 Highlights
•Revenue growth of 4% to $292 million
•Net loss of $5.7 million, compared to net income of $3.4 million in the prior year period; diluted loss per share of $0.04, compared to diluted earnings per share of $0.02 in the prior year period
•Adjusted EBITDA1 of $67.3 million, compared to $71.4 million in the prior year period; Adjusted Earnings Per Share1 of $0.13, compared to $0.18 in the prior year period
Full-Year 2023 Highlights
•Revenue growth of 5% to $1.17 billion
•Net loss of $19.4 million, compared to net income of $30.2 million in the prior year period; diluted loss per share of $0.14, compared to diluted earnings per share of $0.22 in the prior year period
•Adjusted EBITDA of $266.9 million, compared to $296.6 million in the prior year period; Adjusted Earnings Per Share1 of $0.55, compared to $0.85 in the prior year period
•Total debt of $1.08 billion; Net debt1 of $1.06 billion; and, Net leverage ratio1 of 3.97x
Fourth Quarter and Year-to-Date 2023 Financial Results
Total revenue for the three months ended December 31, 2023 was $292.0 million, representing a 3.7 percent increase from total revenue of $281.7 million for the same period of 2022. Total revenue for the year ended December 31, 2023 was $1.17 billion, representing a 4.8 percent increase from total revenue of $1.12 billion for the same period of 2022.
Net loss for the three months ended December 31, 2023 was $5.7 million, compared to net income of $3.4 million for the same period of 2022. Net loss for the year ended December 31, 2023 was $19.4 million compared to net income of $30.2 million for the same period of 2022.
Adjusted EBITDA1 for the three months ended December 31, 2023 was $67.3 million, a 5.7 percent decrease from Adjusted EBITDA1 of $71.4 million for the same period of 2022. Adjusted EBITDA1 for the year ended December 31, 2023 was $266.9 million, a 10.0 percent decrease from Adjusted EBITDA1 of $296.6 million for the same period of 2022.
Agiliti to be Taken Private by THL Partners
On Monday, February 26, 2024, the company announced it has entered into a definitive merger agreement pursuant to which an affiliate of private equity firm Thomas H. Lee Partners, L.P. (“THL”), the company’s majority shareholder, will acquire all outstanding shares of Agiliti common stock not currently owned by THL and its affiliates and certain management shareholders for $10.00 per share in cash, implying an enterprise value of approximately $2.5 billion.
The transaction is expected to close in the first half of 2024, subject to customary closing conditions. The transaction has been approved by THL Agiliti LLC in its capacity as the majority shareholder of Agiliti and no other shareholder approval is required. Upon completion of the transaction, Agiliti will become a private company and will no longer be publicly listed or traded on the New York Stock Exchange. In light of this agreement, Agiliti will no longer hold a conference call to discuss financial results for the fourth quarter and full year 2023. Further detail on the transaction agreement can be found in the company’s press release at investors.agilitihealth.com.
About Agiliti
Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 10,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management
1 Non-GAAP Measures. See further discussion on page 6

and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.
CONTACT:
Kate Kaiser
Corporate Communication and Investor Relations
kate.kaiser@agilitihealth.com
Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this presentation and the related conference call are looking forward in time, including financial outlook and other preliminary results, and involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forwardlooking statements: negative reaction of our investors, our suppliers, our customers or our employees to our leadership transition; market volatility of our common stock as a result of our leadership transition; the risk that the leadership transition may not provide the results that the company expects; imbalances in our selling mix; effects from political and policy changes that could limit our growth opportunities; our ability to maintain existing contracts or contract terms with, or enter into new contracts with customers; cancellations by or disputes with customers; our ability to maintain our reputation, including by protecting intellectual property; effects of a global economic downturn on our customers and suppliers; competitive practices by our competitors that could cause us to lose market share, reduce our prices or increase our expenditures; the bundling of products and services by our competitors, some of which we do not offer; consolidation in the healthcare industry; adverse developments with supplier relationships; our potential inability to attract and retain key personnel; our potential inability to make attractive acquisitions or successfully integrate acquire businesses; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; impairment charges for goodwill or other long-lived assets; an increase in expenses related to our pension plan; potential claims related to the medical equipment that we outsource and service; incurrence of costs that we cannot pass through to our customers; a failure of our management information systems; limitations inherent in all internal controls systems over financial reporting; our failure to keep up with technological changes; our failure to coordinate the management of our equipment; challenges to our tax positions or changes in taxation laws; litigation that may be costly to defend; federal privacy laws that may subject us to more stringent penalties; our contracts with the federal government that subject us to additional oversight; effects of high interest rates; potential recall or obsolescence of our large fleet of medical equipment; risks associated with transaction with THL generally, such as the inability to obtain, or delays in obtaining, any required regulatory approvals or other consents; the failure to consummate or delay in consummating the merger for other reasons; the risk that a condition to closing of the merger may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted following announcement of the merger; failure to retain key management and employees of Agiliti; unfavorable reaction to the merger by customers, competitors, suppliers and employees and other Risk Factors as detailed in our most recent annual report on Form 10-K.

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share information)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$291,986	$281,679	$1,174,604	$1,121,292
Cost of revenue	193,430	174,100	770,501	690,318
Gross margin	98,556	107,579	404,103	430,974
Selling, general and administrative expense	81,939	84,685	339,312	338,988
Operating income	16,617	22,894	64,791	91,986
Loss on extinguishment / modification of debt	—	—	4,527	1,418
Interest expense	23,461	14,983	84,115	49,439
Tax indemnification expense	—	—	—	11,918
Income (loss) before income taxes and noncontrolling interest	(6,844)	7,911	(23,851)	29,211
Income tax (benefit) expense	(1,225)	4,440	(4,732)	(1,232)
Consolidated net income (loss)	(5,619)	3,471	(19,119)	30,443
Net income attributable to noncontrolling interest	92	100	306	231
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$(5,711)	$3,371	$(19,425)	$30,212

Basic income (loss) per share	$(0.04)	$0.03	$(0.14)	$0.23
Diluted income (loss) per share	$(0.04)	$0.02	$(0.14)	$0.22

Weighted-average common shares outstanding:
Basic	135,090,561	133,461,895	134,647,238	132,602,747
Diluted	135,090,561	139,001,770	134,647,238	138,381,295

Agiliti, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share information)

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$20,037	$5,577
Accounts receivable, less allowance for credit losses of $6,236 as of December 31, 2023 and $4,182 as of December 31, 2022	215,684	207,753
Inventories	74,484	70,132
Prepaid expenses	20,231	23,458
Other current assets	7,307	9,393
Total current assets	337,743	316,313
Property and equipment, net	292,684	273,958
Goodwill	1,239,432	1,239,106
Operating lease right-of-use assets	78,157	79,975
Other intangibles, net	430,002	512,020
Other	20,926	22,735
Total assets	$2,398,944	$2,444,107
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$18,468	$17,752
Current portion of operating lease liability	25,603	23,607
Current portion of obligation under tax receivable agreement	12,796	34,694
Accounts payable	58,518	59,163
Accrued compensation	28,866	25,928
Accrued interest	21,451	5,039
Other current liabilities	30,906	31,198
Total current liabilities	196,608	197,381
Long-term debt, less current portion	1,061,062	1,077,293
Obligation under tax receivable agreement, pension and other long-term liabilities	10,467	9,161
Operating lease liability, less current portion	63,765	67,332
Deferred income taxes, net	126,219	146,615
Commitments and contingencies
Equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 135,368,025 and 133,608,495 shares issued; 135,352,336 and 133,608,495 outstanding as of December 31, 2023 and December 31, 2022, respectively	14	13
Treasury stock, at cost; 54,256 and — shares as of December 31, 2023 and December 31, 2022, respectively	(419)	—
Additional paid-in capital	972,156	953,046
Accumulated deficit	(33,699)	(14,274)
Accumulated other comprehensive income	2,505	7,343
Total Agiliti, Inc. and Subsidiaries equity	940,557	946,128
Noncontrolling interest	266	197
Total equity	940,823	946,325
Total liabilities and equity	$2,398,944	$2,444,107

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

		Year Ended December 31,
		2023	2022
Cash flows from operating activities:
Consolidated net income (loss)		$(19,119)	$30,443
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation		80,249	84,331
Amortization		93,683	95,452
Remeasurement of tax receivable agreement		1,042	(2,124)
Loss on extinguishment / modification of debt		4,527	1,418
Provision for credit losses		2,305	3,903
Provision for inventory obsolescence		1,725	1,034
Non-cash share-based compensation expense		20,186	18,775
Gain on sales and disposals of equipment		(1,331)	(1,101)
Deferred income taxes		(17,321)	1,292
Changes in operating assets and liabilities:
Accounts receivable	0	(9,330)	(3,976)
Inventories		(5,547)	(12,188)
Other operating assets		(1,532)	(10,144)
Accounts payable		1,077	15,753
Accrued and other operating liabilities		19,202	(23,092)
Net cash provided by operating activities		169,816	199,776
Cash flows from investing activities:
Medical equipment purchases		(52,118)	(55,864)
Property and office equipment purchases		(34,230)	(31,600)
Proceeds from disposition of property and equipment		3,895	2,963
Acquisitions, net of cash acquired		(1,350)	(62,339)
Intangible asset purchases		(89)	(20)
Net cash used in investing activities		(83,892)	(146,860)
Cash flows from financing activities:
Proceeds under debt arrangements		1,302,937	60,000
Payments under debt arrangements		(1,321,737)	(160,023)
Payments of principal under finance lease liability		(9,502)	(8,812)
Payments of deferred financing costs		(9,579)	—
Payments under tax receivable agreement		(24,822)	—
Distributions to noncontrolling interests		(237)	(154)
Proceeds from exercise of stock options		3,057	3,101
Dividend and equity distribution payment		(321)	(908)
Purchases of treasury stock		(3,761)	—
Shares forfeited for taxes		(6,301)	(14,547)
Acquisition holdback and contingent consideration		(1,198)	(321)
Net cash used in financing activities		(71,464)	(121,664)
Net change in cash and cash equivalents		14,460	(68,748)
Cash and cash equivalents at the beginning of period		5,577	74,325
Cash and cash equivalents at the end of period		$20,037	$5,577

Use of non-GAAP information
This press release contains non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio. We use these internally as measures of operational performance, or liquidity, as applicable, and disclose them externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. We believe the investment community frequently uses these measures in the evaluation of similarly situated companies. Adjusted EBITDA is also used by the Company as a factor to determine the total amount of incentive compensation to be awarded to executive officers and other employees. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as alternatives to, or more meaningful than, net income as measures of operating performance or to cash flows from operating, investing or financing activities or to total debt as measures of liquidity or debt capacity. Since EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio are not measures determined in accordance with GAAP and are thus susceptible to varying interpretations and calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA, Adjusted EBITDA, and Adjusted Net Income do not represent amounts of funds that are available for management’s discretionary use. EBITDA and Adjusted EBITDA presented may not be the same as EBITDA and Adjusted EBITDA calculations as defined in the First Lien Credit Facilities. EBITDA is defined as earnings attributable to Agiliti, Inc. before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash share-based compensation expense, management fees and other non-recurring gains, expenses, or losses, transaction costs, remeasurement of the tax receivable agreement and loss on extinguishment of debt. LTM Adjusted EBITDA represents the last twelve months (“LTM”) of Adjusted EBITDA.
Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted EBITDA
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2023	2022	2023	2022
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$(5,711)	$3,371	$(19,425)	$30,212
Interest expense	23,461	14,983	84,115	49,439
Income tax (benefit) (1)	(1,225)	4,440	(4,732)	(1,232)
Depreciation and amortization	42,564	42,053	168,841	175,764
EBITDA	59,089	64,847	228,799	254,183
Non-cash share-based compensation expense	4,325	3,710	20,186	18,775
Tax indemnification expense	—	—	—	11,918
Management and other expenses (2)	1,811	451	9,409	2,411
Transaction costs (3)	1,068	4,519	2,900	9,984
Tax receivable agreement remeasurement	1,042	(2,124)	1,042	(2,124)
Loss on extinguishment / modification of debt (4)	—	—	4,527	1,418
Adjusted EBITDA	$67,335	$71,403	$266,863	$296,565
_____________________________
(1)Income tax (benefit) expense includes the $11.9 million tax benefit due to the release of the reserve and associated interest and penalties related to the Sizewise Acquisition offset in tax indemnification expense.
(2)Management and other expenses represent non-recurring expenses, including a severance charge related to the Chief Executive Officer transition and charges related to a reduction in workforce.
(3)Transaction costs represent costs associated with potential and completed mergers and acquisitions.
(4)Loss on extinguishment / modification of debt for 2023 consists of the write-off of the unamortized costs and new costs incurred in relation to the amendment of the First Lien Term Loan and Revolving Credit Facility. Loss on extinguishment / modification of debt for 2022 consists of the write-off of the unamortized debt discount related to the partial prepayment of the First Lien Term Loan.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted Net Income and Adjusted EPS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share information)	2023	2022	2023	2022
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$(5,711)	$3,371	$(19,425)	$30,212
Amortization	21,745	23,223	88,593	91,432
Non-cash share-based compensation expense	4,325	3,710	20,186	18,775
Tax indemnification expense (1)	—	—	—	11,918
Management and other expenses (2)	1,811	451	9,409	2,411
Transaction costs (3)	1,068	4,519	2,900	9,984
Tax receivable agreement remeasurement	1,042	(2,124)	1,042	(2,124)
Loss on extinguishment / modification of debt (4)	—	—	4,527	1,418
Income tax benefit associated with pre-tax adjustments (5)	(6,950)	(8,630)	(30,655)	(46,538)
Adjusted net income	$17,330	$24,520	$76,577	$117,488

Weighted average shares outstanding - diluted	136,382,223	139,001,770	138,057,476	138,381,295
Adjusted EPS	$0.13	$0.18	$0.55	$0.85
_____________________________
(1)Income tax (benefit) expense includes the $11.9 million tax benefit due to the release of the reserve and associated interest and penalties related to the Sizewise Acquisition offset in tax indemnification expense.
(2)Management and other expenses represent non-recurring expenses, including a severance charge related to the Chief Executive Officer transition and charges related to a reduction in workforce.
(3)Transaction costs represent costs associated with potential and completed mergers and acquisitions.
(4)Loss on extinguishment / modification of debt for 2023 consists of the write-off of the unamortized costs and new costs incurred in relation to the amendment of the First Lien Term Loan and Revolving Credit Facility. Loss on extinguishment / modification of debt for 2022 consists of the write-off of the unamortized debt discount related to the partial prepayment of the First Lien Term Loan.
(5)Income tax benefit associated with pre-tax adjustments represents the tax benefit associated with the reconciling items between net income and Adjusted Net Income and includes both the current and deferred income tax impact of the adjustments. To determine the aggregate tax effect of the reconciling items, we utilized statutory income tax rates ranging from 0% to 26%, depending upon the applicable jurisdictions of each adjustment.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Net Debt and Net Leverage Ratio
(unaudited)

(in thousands)	December 31, 2023
First Lien Term Loan, due 2030	$1,072,313
Revolving Credit Facility, due 2028	—
Finance Lease Liability	27,374
Less: Unamortized Deferred Financing Costs and Debt Discount	(20,157)
Total Debt	1,079,530
Less: Cash	(20,037)
Net Debt	$1,059,493

LTM Adjusted EBITDA	$266,863

Net Leverage	3.97	x